UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                  SCHEDULE 14A

        Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
         [ ] Preliminary Proxy Statement
         [ ] Confidential, for Use of the Commission Only (as permitted by
             Rule 14a-6(e)(2))
         [X] Definitive Proxy Statement
         [ ] Definitive Additional Materials
         [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
             Section 240.14a-12

                               CAPITAL TRUST, INC.
       ...................................................................
                (Name of Registrant as Specified In Its Charter)

       ...................................................................
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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[ ] Fee paid previously with preliminary materials.
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previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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        4)     Date Filed: ______

                               CAPITAL TRUST, INC.
                           410 Park Avenue, 14th Floor
                            New York, New York 10022


                                                                  April 29, 2005

Dear Shareholders:

        You are cordially invited to attend the 2005 annual meeting of shareholders of Capital Trust, Inc., which will be held at 10:00 a.m., local time, on Tuesday, June 14, 2005, at the offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022. At the annual meeting, shareholders will be asked to elect directors, ratify the appointment of Ernst & Young LLP as our independent auditors for 2005 and act upon such other business as may properly come before the meeting, all as described in the attached notice of annual meeting of shareholders and proxy statement.

        It is important that your shares be represented at the meeting and voted in accordance with your wishes. Whether or not you plan to attend the meeting, we urge you to complete, date, sign and return your proxy card in the enclosed prepaid envelope as promptly as possible so that your shares will be voted at the annual meeting. This will not limit your right to vote in person or to attend the meeting.

                                            Sincerely,

                                            /s/ SAMUEL ZELL

                                            Samuel Zell
                                            Chairman of the Board

                               CAPITAL TRUST, INC.
                           410 Park Avenue, 14th Floor
                            New York, New York 10022
                               -------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To our Shareholders:

        We hereby notify you that we are holding our 2005 annual meeting of shareholders at the offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022, on Tuesday, June 14, 2005, at 10:00 a.m., New York City time, for the following purposes:

        1. To elect nine directors to serve until our next annual meeting of shareholders and until such directors' successors are duly elected and qualify.

        2. To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2005.

        3. To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

        You can vote your shares of class A common stock if our records show that you were the owner of the shares as of the close of business on April 27, 2005, the record date for the annual meeting.

        We have enclosed a proxy statement and a proxy card solicited by our board of directors.

        To assure your representation at the annual meeting, please vote. Whether or not you plan to attend the annual meeting, please complete, date, sign and return the enclosed proxy card promptly in the enclosed prepaid envelope. This will help ensure that your vote is counted. If you fail to return your card, your vote will not be counted, unless you attend the meeting and vote in person. You may revoke your proxy in the manner described in the proxy statement at any time before the proxy has been voted at the annual meeting.

                                            By Order of the Board of Directors,

                                            /s/ SAMUEL ZELL

                                            Samuel Zell
                                            Chairman of the Board


April 29, 2005

                               CAPITAL TRUST, INC.
                           410 Park Avenue, 14th Floor
                            New York, New York 10022

                              --------------------

                                 PROXY STATEMENT

                                       FOR

                       2005 ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON JUNE 14, 2005

                              --------------------

        This proxy statement is being furnished by and on behalf of our board of directors in connection with the solicitation of proxies to be voted at the 2005 annual meeting of shareholders. The date, time and place of the annual meeting are:

        Date:         June 14, 2005
        Time:         10:00 a.m., New York City time
        Place:        The law offices of Paul, Hastings, Janofsky & Walker LLP
                      75 East 55th Street, New York, New York 10022

        At the annual meeting, shareholders will be asked to:

        o Elect the following nominees as our directors to serve until our next annual meeting of shareholders and until such directors' successors are duly elected and qualify: Samuel Zell, Thomas E. Dobrowski, Martin L. Edelman, Craig M. Hatkoff, Edward S. Hyman, John R. Klopp, Henry N. Nassau, Joshua A. Polan and Lynne B. Sagalyn ("Proposal 1");

        o Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, referred to herein as our independent auditors, for the fiscal year ending December 31, 2005 ("Proposal 2"); and

        o Transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

        Our principal offices are located at 410 Park Avenue, 14th Floor, New York, New York 10022 and our telephone number is (212) 655-0220.

        This proxy statement and the enclosed proxy card are being sent on or about April 29, 2005 to shareholders of record as of the close of business on April 27, 2005.

               GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

        In this section of the proxy statement, we answer some common questions regarding the annual shareholders meeting and the voting of shares at the meeting.

Where and when will the annual meeting be held?

The date, time and place of the meeting are:

     June 14, 2005
     10:00 a.m. (New York City time)
     The law offices of Paul, Hastings,
     Janofsky & Walker LLP
     75 East 55th Street,
     New York, New York 10022

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because our board of directors is asking for your proxy to vote your shares at the annual meeting. We have summarized information in this proxy statement that you should consider in deciding how to vote at the meeting. But you don't have to attend in order to vote your shares. Instead, you may simply complete, sign, and return the enclosed proxy card.

Who can vote?

You can vote your shares of class A common stock if our records show that you were the owner of the shares as of the close of business on April 27, 2005, the record date determining the shareholders who are entitled to vote at the annual meeting. As of April 27, 2005, there were a total of 15,117,188 shares of our class A common stock outstanding and entitled to vote at the annual meeting. You get one vote for each share of class A common stock that you own. The enclosed proxy card shows the number of shares you can vote.

How are votes counted?

We will hold the annual meeting if shareholders representing the required quorum of shares of class A common stock entitled to vote either sign and return their proxy cards or attend the meeting. A majority of the shares of class A common stock entitled to vote at the meeting present in person or by proxy will constitute a quorum. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated on the proxy card.

If you abstain or withhold votes, your abstention or withheld vote will not be counted as votes cast and will have no effect on the result of the vote on the election of directors and the ratification of the appointment of Ernst & Young LLP as our independent auditors.

What is the required vote for approval?

The election of each of our nominees for director requires a plurality of the votes cast at the annual meeting and the ratification of the appointment of Ernst & Young LLP as our independent auditors requires a majority of the votes cast at the annual meeting on such matter.

How do I vote by proxy?

Follow the instructions on the enclosed proxy card to vote on the matters to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The individuals named and designated as proxies in the proxy card will vote your shares as you instruct. You have the following choices in completing your voting.

        o You may vote on each proposal, in which case your shares will be voted in accordance with your choices.

        o In voting on directors, you can either vote FOR all directors or withhold your vote on all or certain directors specified by you.

        o You may abstain on the proposal to ratify the appointment of Ernst & Young LLP as our independent auditors, in which case no vote will be recorded.

        o You may return a signed proxy card without indicating your vote on any matter, in which case the designated proxies will vote to elect all nine nominees as directors and ratify the appointment of Ernst & Young LLP as our independent auditors.

What if other matters come up at the annual meeting?

The only matters we now know of that will be voted


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


on at the annual meeting include the proposals we have described in this proxy statement: the election of nine directors and the proposal to ratify the appointment of Ernst & Young LLP as our independent auditors for 2005. If other matters are properly presented at the meeting, the designated proxies will vote your shares in their discretion.

Can I change my vote after I return my proxy card?

Yes. At any time before the vote on a proposal, you can change your vote either by giving us a written notice revoking your proxy card or by signing, dating, and returning to us a new proxy card or by attending the annual meeting and voting your shares in person. We will honor the proxy card with the latest date.

Proxy revocation notices or new proxy cards should be sent to Capital Trust, Inc. c/o American Stock Transfer & Trust Company, 6201 Fifteenth Avenue, Brooklyn, New York 11219, Attention: Paula Caroppoli.

Can I vote in person at the annual meeting rather than by completing the proxy card?

Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person even if you have submitted a proxy card.

Will my shares be voted if I do not provide my proxy?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the NYSE rules to cast votes on certain "routine" matters if they do not receive instructions from their customers. The election of directors and the proposal to ratify the appointment of Ernst & Young LLP as our independent auditors are considered routine matters for which brokerage firms may vote unvoted shares.

What do I do if my shares are held in "street name"?

If your shares are held in the name of your broker, a bank, or other nominee, that party will give you instructions for voting your shares.

Who will count the votes?

Representatives of American Stock Transfer & Trust Company will count the votes and will serve as the independent inspector of election.

Who pays for this proxy solicitation?

We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. None of these employees will receive any extra compensation for doing this. We do not expect to engage an outside firm to solicit votes, but if such a firm is engaged subsequent to the date of this proxy statement, the cost is estimated to be less than $10,000, plus reasonable out-of-pocket expenses.






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



                       PROPOSAL 1 -- ELECTION OF DIRECTORS

        The number of directors that comprise our entire board of directors has been fixed at nine. Nine nominees will be proposed for election as directors at the annual meeting to hold office until our next annual meeting of shareholders and until their successors are duly elected and qualify. All nine nominees currently serve on our board of directors.

        Effective February 7, 2005, Jeffrey A. Altman resigned from our board of directors. Our board of directors appointed Edward S. Hyman as a director effective March 30, 2005.

        All of the nominees are willing to serve as directors but, if any of them should decline or be unable to act as a director, the individuals designated in the proxy cards as proxies will exercise the discretionary authority provided to vote for the election of such substitute nominee selected by our board of directors, unless the board alternatively acts to reduce the size of the board or maintain a vacancy on the board in accordance with our bylaws. The board of directors has no reason to believe that any such nominees will be unable or unwilling to serve.

        The Board considered transactions and relationships between each director or any member of his or her immediate family and the company and its subsidiaries and affiliates. Our board of directors has determined that Messrs. Dobrowski, Hyman, Nassau and Polan and Dr. Sagalyn are independent under the criteria for independence set forth in the listing standards of the New York Stock Exchange, and therefore, upon the election of all nine nominees, we will meet the New York Stock Exchange requirement for a majority of independent directors serving on the board of directors.

Nominees for Election as Directors

        The names, ages as of April 28, 2005, and existing positions with us of the nominees, if any, are as follows:

               Name           Age              Office or Position Held
               ----           ---              -----------------------

Samuel Zell...............     63      Chairman of the Board of Directors

Thomas E. Dobrowski.......     61      Director

Martin L. Edelman.........     63      Director

Craig M. Hatkoff..........     51      Director

Edward S. Hyman...........     60      Director

John R. Klopp.............     51      Director, Chief Executive Officer and
                                       President

Henry N. Nassau...........     50      Director

Joshua A. Polan...........     57      Director

Lynne B. Sagalyn..........     57      Director



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



        The name, principal occupation for the last five years, selected biographical information and the period of service as our director of each of the nominees are set forth below.

        Samuel Zell has been the chairman of our board of directors since 1997. Mr. Zell is chairman of Equity Group Investments, L.L.C., a privately-held investment company. He is chairman of the board of trustees of Equity Residential, a REIT specializing in the ownership and management of multi-family housing, and of Equity Office Properties Trust, a REIT specializing in the ownership and management of office buildings. He also serves as chairman of the board of Anixter International Inc., a provider of integrated network and cabling systems; Equity Lifestyle Properties, Inc., a REIT specializing in the ownership and management of manufactured home communities; and Rewards Network, Inc., an administrator of consumer loyalty rewards programs.

        Thomas E. Dobrowski has been a director since 1998. Mr. Dobrowski is the managing director of Real Estate and Alternative Investments for General Motors Investment Management Corporation, an investment manager for several pension funds of General Motors Corporation, its subsidiaries, as well as for several third party clients. Mr. Dobrowski is a trustee of Equity Office Properties Trust and a director of Equity Lifestyle Properties, Inc.

        Martin L. Edelman has been a director since 1997. Mr. Edelman has been of counsel to Paul, Hastings, Janofsky & Walker LLP, and prior thereto Battle Fowler LLP, each a law firm that has provided services to us. Mr. Edelman was a partner with Battle Fowler LLP from 1972 to 1993. He has been a director of Cendant Corporation and a member of the executive committee of that corporation's board of directors since November 1993. Mr. Edelman also serves as a director of Ashford Hospitality Trust.

        Craig M. Hatkoff has been a director since 1997. From 1997 to 2000, Mr. Hatkoff served as our vice chairman. Mr. Hatkoff is chairman of Turtle Pond Publications LLC, which is active in children's publishing and entertainment, and is a private investor in other entrepreneurial ventures. Mr. Hatkoff was a founder and a managing partner of Victor Capital Group, L.P., or Victor Capital, from 1989 until our acquisition of Victor Capital in July 1997. Mr. Hatkoff was a managing director and co-head of Chemical Realty Corporation, the real estate investment banking arm of Chemical Banking Corporation, from 1982 until 1989. From 1978 to 1982, Mr. Hatkoff was the head of new product development in Chemical Bank's Real Estate Division, where he previously served as a loan officer. Mr. Hatkoff is a trustee of the New York City Construction Authority, an agency responsible for the construction of all public schools in New York City.

        Edward S. Hyman was appointed a director, effective as of March 30, 2005. Mr. Hyman is chairman of ISI Group, Inc. and ISI Inc. Prior to forming both of these companies in April 1991, he was vice chairman and a member of the board of C.J. Lawrence Inc., which he joined in 1972.

        John R. Klopp has been a director since 1997, and our chief executive officer and president since 1997 and 1999, respectively. Mr. Klopp was a founder and a managing partner of Victor Capital from 1989 until the acquisition of Victor Capital by us in July 1997. Mr. Klopp was a managing director and co-head of Chemical Realty Corporation from 1982 until 1989. From 1978 to 1982, Mr. Klopp held various positions with Chemical Bank's Real Estate Division, where he was responsible for originating, underwriting and monitoring portfolios of construction and permanent loans.

        Henry N. Nassau has been a director since 2003. Mr. Nassau has been a partner since September 2003 and is Co-Chair of the Corporate and Securities group at the law firm Dechert LLP. Mr. Nassau was the chief operating officer of Internet Capital Group, Inc., an internet holding company, from December 2002 until June 2003 having previously served as managing director, general counsel and secretary since May 1999. Mr. Nassau was previously a partner at Dechert LLP from September 1987 to May 1999 and was chair of the firm's Business Department from January 1988 to May 1999. At Dechert LLP, Mr. Nassau engages in the practice of corporate law, concentrating on mergers and acquisitions, public offerings, private equity, and venture capital financing.

        Joshua A. Polan has been a director since 2004. Mr. Polan is a managing director of Berkley Capital, LLC, a wholly owned subsidiary of W. R. Berkley Corporation. He has been an executive officer of Interlaken Capital, Inc., a company substantially owned and controlled by William R. Berkley, W. R. Berkley Corporation's



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chairman of the board and chief executive officer, since June 1988, and currently serves as managing director of Interlaken. For more than five years prior to June 1988, Mr. Polan was a partner in the public accounting firm of Touche Ross & Co. Mr. Polan is a member of the management committee of LD Realty Advisors LLC, the general partner of LDPG Realty Investors, L.P. He is currently a director of Strategic Distribution, Inc.

        Lynne B. Sagalyn has been a director since 1997. Dr. Sagalyn is Professor of Real Estate Development and Planning at the University of Pennsylvania, with appointments at both the Department of City Planning and the Wharton School's Real Estate Department. From 1992 until her appointments at the University of Pennsylvania in 2004, Dr. Sagalyn served as a professor and the Earl W. Kazis and Benjamin Schore Director of the MBA Real Estate Program and Paul Milstein Center for Real Estate at the Columbia University Graduate School of Business. She also serves on the faculty of the Weimer School for Advanced Studies in Real Estate and Land Economics. Dr. Sagalyn is a director of United Dominion Realty Trust, a self-administered REIT in the apartment communities sector and serves as its audit committee chairperson. Additionally, Dr. Sagalyn is a board member of J.P. Morgan U.S. Real Estate Income and Growth Fund and has served on the New York City Board of Education Chancellor's Commission on the Capital Plan.

Vote Required; Recommendation

        The election to the board of directors of each of our nine nominees will require the affirmative vote of a plurality of the votes cast at the annual meeting. Our board of directors unanimously recommends that you vote for the election of all nine nominees.




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



Board of Directors; Committees

        Our board of directors is currently comprised of Messrs. Zell, Dobrowski, Edelman, Hatkoff, Hyman, Klopp, Nassau and Polan and Dr. Sagalyn.

        Our board of directors currently has four standing committees: an audit committee, a compensation committee, a corporate governance committee, and an investment committee.

        Audit Committee: The audit committee is currently comprised of Messrs. Dobrowski and Nassau and Dr. Sagalyn with Dr. Sagalyn serving as the committee's chairperson. All audit committee members meet the independence criteria and have the qualifications set forth in the listing standards of the New York Stock Exchange and Rule 10A-3 under the Securities Exchange Act of 1934. Each of Messrs. Dobrowski and Nassau is qualified as an audit committee financial expert within the meaning of Item 401(h) of Regulation S-K under the Securities Exchange Act of 1934 and our board of directors has determined that they have the accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange. The SEC has determined that the audit committee financial expert designation does not impose on the person with that designation any duties, obligations or liability that are greater than the duties, obligations or liability imposed on such person as a member of the audit committee of the board of directors in the absence of such designation. The audit committee appoints our independent auditors, oversees the quality and integrity of our financial reporting and the audits of our financial statements by our independent auditors and in fulfilling its oversight function, reviews with our management and independent auditors the scope and result of the annual audit, our auditors' independence and our accounting policies. Our board of directors has adopted a written charter under which the audit committee operates. This charter is posted on our corporate website at www.capitaltrust.com.

        The audit committee has adopted complaint procedures for accounting, internal control and auditing matters in accordance with Rule 10A-3 under the Securities Exchange Act of 1934. The full text of these complaint procedures is available on our corporate website at www.capitaltrust.com.

        Compensation Committee: The compensation committee is currently comprised of Mr. Polan and Dr. Sagalyn, with Mr. Polan serving as the committee's chairperson. All compensation committee members meet the independence criteria set forth in the listing standards of the New York Stock Exchange. The compensation committee oversees the compensation of executive officers and senior management, including plans and programs relating to cash compensation, incentive compensation, equity-based awards and other benefits and perquisites and administers any such plans or programs as required by the terms thereof. Our board of directors has adopted a written charter under which the compensation committee operates. This charter is posted on our corporate website at www.capitaltrust.com.

        Corporate Governance Committee: The corporate governance committee is currently comprised of Messrs. Dobrowski, Nassau and Polan, with Mr. Nassau serving as the committee's chairperson. All corporate governance committee members meet the independence criteria set forth in the listing standards of the New York Stock Exchange. The corporate governance committee identifies qualified individuals to become board members, recommends to the board individuals to be designated as nominees for election as directors at the annual meetings of shareholders, and develops and recommends to the board our corporate governance guidelines. Our board of directors has adopted a written charter under which the corporate governance committee operates. This charter is posted on our corporate website at www.capitaltrust.com.

        Investment Committee: The investment committee is comprised of Messrs. Zell, Hatkoff and Nassau all of whom will remain on this committee following the annual meeting. The investment committee exercises the authority of the board to approve additions to or modifications of our portfolio of loans and investments beyond the limits of the authority delegated to management in our loan policy.

        During fiscal year 2004, our board of directors held four meetings. The audit committee held four meetings in 2004. The compensation committee and the performance compensation committee (which was eliminated immediately following the 2004 annual meeting of shareholders) did not hold any formal committee




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meetings in 2004, but rather discussed matters informally and acted by unanimous written consent four times in performing their functions. The investment committee did not hold any formal committee meetings in 2004, but rather discussed matters informally and acted by unanimous written consent once in performing its functions. During 2004, each director attended at least 75% of all meetings of the board of directors (while he or she was a member), and at least 75% of all meetings of committees on which he or she served.

Corporate Governance

        Code of Business Conduct and Ethics: We have adopted a code of business conduct and ethics that applies to all of our employees, including our principal executive officer, principal financial officer and principal accounting officer. This code of business conduct and ethics is designed to comply with SEC regulations and New York Stock Exchange listing standards related to codes of conduct and ethics and is posted on our corporate website at www.capitaltrust.com. A copy of our code of business conduct and ethics is available free of charge, upon request directed to Investor Relations, Capital Trust, Inc., 410 Park Avenue, 14th Floor, New York, N.Y. 10022.

        Corporate Governance Guidelines: We have also adopted corporate governance guidelines to advance the functioning of our board of directors and its committees and to set forth our board of directors' expectations as to how it should perform its functions. Our corporate governance guidelines are posted on our corporate website at www.capitaltrust.com.

        Shareholder Nominations and Communications Policy: Our board of directors has adopted policies with respect to the consideration of candidates recommended by shareholders for election as director and shareholder communications with the board of directors.

        Shareholders may recommend nominees for consideration by the corporate governance committee by submitting the names and the following supporting information to our secretary at: Secretary, Shareholder Nominations, Capital Trust, Inc., 410 Park Avenue, 14th Floor, New York, N.Y. 10022. The submissions should include a current resume and curriculum vitae of the candidate and a statement describing the candidate's qualifications and contact information for personal and professional references. The submission should also include the name and address of the shareholder who is submitting the nominee, the number of shares which are owned of record or beneficially by the submitting shareholder and a description of all arrangements or understanding between the submitting shareholder and the candidate.

        Shareholders and other interested parties may communicate directly with our board of directors or the non-management directors. All communications should be in writing and should be directed to our secretary at: Secretary, Shareholder Communications, Capital Trust, Inc., 410 Park Avenue, 14th Floor, New York, N.Y. 10022. The sender should indicate in the address whether it is intended for the entire board of directors, the non-management directors as a group or an individual director. Each communication intended for the board of directors or non-management directors received by the secretary will be forwarded to the intended recipients in accordance with the existing instructions.

        The full text of the shareholder nominations and communications policy is available on our corporate website at www.capitaltrust.com.

        Director Attendance at Annual Meeting of Shareholders. We do not have a formal policy regarding attendance by directors at our annual meeting of shareholders but invite and encourage all directors to attend. We make every effort to schedule our annual meeting of shareholders at a time and date to permit attendance by directors, taking into account the directors' schedules and the timing requirements of applicable law. At our last annual meeting, which was held on June 17, 2004, two directors attended.


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Compensation of Directors

        Generally, our non-employee directors are not paid any cash fees for their services as such, but rather are compensated with an annual award of stock units under our second amended and restated 1997 long-term incentive stock plan with a value equal to $30,000. However, two of our non-employee directors have elected and will continue to be paid an annual cash retainer of $30,000. The number of stock units awarded to each director, which are convertible into an equal number of shares of class A common stock according to individual deferral elections set by each director, is determined quarterly in arrears by dividing one-quarter of the annual retainer amount ($7,500) by the average closing price of the class A common stock for the quarter. The stock units vest when issued. There is currently no separate compensation for service on committees of the board of directors. All directors are also reimbursed for travel expenses incurred in attending board and committee meetings.

Compensation Committee Interlocks and Insider Participation

        During 2004, the compensation committee of the board of directors was comprised of Messrs. Altman and Polan and Dr. Sagalyn. None of the committee's members was employed by us as an officer or employee during 2004. No committee member had any interlocking relationships requiring disclosure under applicable rules and regulations.

        For a description of certain relationships and transactions with members of the board of directors or their affiliates, see "--Certain Relationships and Related Transactions" beginning on page 22.

Executive and Senior Officers

        The following sets forth the positions, ages as of April 28, 2005 and selected biographical information for our executive and senior officers who are not directors.

        Jeremy FitzGerald, age 41, has served as a managing director since 1997. Ms. FitzGerald is responsible for originating, structuring and negotiating high yield investments. Prior to that time, she served as a principal of Victor Capital Group and had been employed in various positions at such firm since May 1990. She was previously employed in various positions at PaineWebber Incorporated.

        Peter S. Ginsberg, age 42, has served as a managing director since 2003. Mr. Ginsberg is responsible for originating, structuring and negotiating high yield investments. He has been employed by us in various positions since 1997. He was previously employed as a senior associate at a New York City law firm focusing on real estate finance and investments.

        Geoffrey G. Jervis, age 34, has served as our director of capital markets since 2004 and previously served as our vice president since 2003. He has been employed by us in various positions since 1999. Mr. Jervis is responsible for our capital markets activities that include the structuring, marketing and management of our equity and liability structures for our balance sheet and on behalf of our funds under management. Prior to joining us, Mr. Jervis was the Chief of Staff to the New York City Economic Development Corporation under the Giuliani Administration.

        Brian H. Oswald, age 44, has served as our chief financial officer since 2003. Mr. Oswald joined us in 1997 as our director of finance and accounting and chief accounting officer. Prior to joining us, Mr. Oswald was employed for 10 years at KPMG Peat Marwick where he held various positions, including senior manager in the financial institutions group. After leaving KPMG, he was employed as the president of a savings and loan association, director of financial reporting and subsidiary accounting for a $1.5 billion bank and corporate controller for an international computer software company. Mr. Oswald is a certified public accountant and certified management accountant.

        Stephen D. Plavin, age 45, has served as our chief operating officer since 1998. Prior to that time, Mr. Plavin was employed for fourteen years with the Chase Manhattan Bank and its securities affiliate, Chase Securities Inc. Mr. Plavin held various positions within the real estate finance unit of Chase, including the management of: loan origination and execution, loan syndications, portfolio management, banking services and real estate owned sales. He served as a managing director responsible for real estate client management for Chase's major real estate relationships and in 1997 he became co-head of Global Real Estate for Chase. Mr. Plavin serves as a director of Omega Healthcare Investors, Inc., a skilled nursing real estate investment trust.

        Thomas C. Ruffing, age 44, has served as our director of asset management since 2001. Mr. Ruffing is responsible for the asset management of our investment portfolios. Prior to joining us in 2001, Mr. Ruffing was employed by JP Morgan Chase serving in its real estate and lodging investment banking group since 1990. In various roles at the bank, his responsibilities included structured corporate real estate finance transactions, major asset property sales, and the restructuring and workout of problem real estate loans.

Report of the Audit Committee of the Board of Directors*

        Our board of directors' audit committee carries out oversight functions with respect to the preparation, review and audit of our financial statements, our system of internal controls and the qualifications, independence and performance of our internal auditor consultants and independent auditors and operates under a written charter adopted by the board of directors. The audit committee has the sole authority and responsibility to select, evaluate and, as appropriate, replace our independent auditors. The audit committee members are independent within the meaning of the applicable New York Stock Exchange listing standards and Rule 10A-3 under the Exchange Act.

        Our management is responsible for the development, maintenance and evaluation of internal controls and procedures and the financial reporting system, the maintenance of appropriate accounting and financial reporting principles or policies and the preparation of financial statements in accordance with generally accepted accounting principles. Our independent auditors perform an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and issue a report thereon. The audit committee's responsibility is to monitor and oversee the foregoing functions.

        The audit committee has met and held discussions with management and the independent auditors with respect to our consolidated financial statements for fiscal year 2004 and related matters. Management advised the committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles and the committee has reviewed and discussed the consolidated financial statements with management and our independent auditors, Ernst & Young LLP. Our independent auditors presented to and reviewed with the audit committee the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Our independent auditors also provided to the committee the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and in connection therewith the committee discussed with the independent auditors their views as to their independence. The audit committee also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, Ernst & Young LLP. The audit committee meetings include, whenever appropriate, executive sessions with our independent auditors without the presence of our management.

        In undertaking its oversight function, the audit committee relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on our financial statements. The audit committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance or professional opinion as to the sufficiency of the external or internal audits, whether the company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or on the effectiveness of the system of internal control.

        Based on the audit committee's considerations, discussions with management and the independent auditors as described above, the audit committee recommended to the board of directors that

--------
* The material in this report is not "solicitation material," is not deemed filed with the SEC, and is not incorporated by reference in any filing of the company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.

Audit Committee

Lynne B. Sagalyn
Thomas E. Dobrowski
Henry N. Nassau

Executive Compensation

        The following table sets forth for the years indicated the annual compensation of the chief executive officer and our other executive officers who earned annual salary and bonus in excess of $100,000, which we refer to as the named executive officers.

                                    Summary Compensation Table

                               ------------------------- ------------------------------- ----------------

                               Annual Compensation (1)       Long Term Compensation
----------------------- ------ ------------ ------------ --------------- --------------- ----------------
                                                                                              Other
Name and Principal                                         Restricted      Securities     Compensation
-------------------                                          Stock         Underlying     ------------
Position                Year   Salary($)    Bonus($)        Award($)      Options (#)        ($)(8)
--------                ----   ---------    --------        --------      -----------        ------
John R. Klopp
    Chief Executive     2004     600,000    1,073,450      6,988,962(2)        --             6,150
    Officer and         2003     600,000    1,000,000            --            --             6,000
    President           2002     600,000    1,100,000            --         83,334            6,000



Stephen D. Plavin
    Chief Operating     2004     374,723      750,000        250,002(3)        --             6,150
    Officer             2003     371,671      650,000        203,500(4)        --             6,000
                        2002     371,671      600,000        312,500(5)        --             6,000



Brian H. Oswald
    Chief Financial     2004     223,750      250,000         99,992(6)        --             6,150
    Officer, Secretary  2003     210,000      250,000         50,875(7)        --             6,000
    and Treasurer



------------------------

(1) The annual compensation presented for 2004 represents the annual base salary paid during the fiscal year ended December 31, 2004 and the annual bonus compensation that was paid in February 2005 and accrued as an expense by us for the fiscal year ended December 31, 2004. As permitted by rules established by the SEC, no amounts are shown with respect to certain "perquisites" where such amounts do not exceed, in the aggregate, the lesser of 10% of bonus plus salary or $50,000.

(2) Represents (i)(a) the value of 10,941 shares of restricted stock granted on January 26, 2004 (based on the $22.85 per share closing price on such date) and
(b) the value of 10,941 shares of performance stock granted on January 26, 2004 (based on the $22.85 per share closing price on such date); (ii) the value of 218,818 shares of restricted stock granted on July 15, 2004 (based on the $26.47 per share closing price on such date); and (iii) (a) the value of 10,724 shares of class A common stock that initially vested on February 4, 2005 (based on the $32.49 per share closing price on such date), but are subject to further time vesting and (b) the value of 10,724 shares of class A common stock that initially vested on February 4, 2005 (based on the $32.49 per share closing price on such date), but are subject to further performance vesting. The value of such stock awards referred to above outstanding at December 31, 2004 was $7,391,897 (based on the $30.71 per share New York Stock Exchange closing price on such date).

(3) Represents (i) the value of 5,471 shares of restricted stock granted on January 26, 2004 (based on the $22.85 per share closing price on such date) and
(ii) the value of 5,470 shares of performance stock granted on January 26, 2004 (based on the $22.85 per share closing price on such date). The value of such stock awards to Mr. Plavin at December 31, 2004 was $335,998 (based on the $30.71 per share New York Stock Exchange closing price on such date).

(4) Represents the value of 10,000 shares of restricted stock granted on October 22, 2003 (based on the $20.35 per share closing price on the date of the grant). The value of this restricted stock award to Mr. Plavin at December 31, 2003 was $307,100 (based on the $30.71 per share closing price on such date).

(5) Represents the value of 16,667 shares of restricted stock granted on August 31, 1998 and issued during 2002 (based on the $18.75 per share closing price on the date of the grant). The value of these restricted stock awards to Mr. Plavin at December 31, 2004 was $511,844 (based on the $30.71 per share closing price on such date).

(6) Represents (i) the value of 2,188 shares of restricted stock granted on January 26, 2004 (based on the $22.85 per share closing price on such date) and
(ii) the value of 2,188 shares of performance stock granted on January 26, 2004 (based on the $22.85 per share closing price on such date). The value of such stock awards to Mr. Oswald at December 31, 2004 was $134,387 (based on the $30.71 per share closing price on such date).

(7) Represents the value of 2,500 shares of restricted stock granted on October 22, 2003 (based on the $20.35 per share closing price on the date of the grant). The value of this restricted award to Mr. Oswald at December 31, 2004 was $76,775 (based on the $30.71 per share closing price on such date).

(8)     Represents contributions made by us to our 401(k) profit sharing plan.

Employment Agreement

        John R. Klopp serves as our chief executive officer and president pursuant to an employment agreement entered into as of February 24, 2004. The employment agreement provides for Mr. Klopp's employment through December 31, 2008 (subject to earlier termination under certain circumstances as described below).

        Under the employment agreement, Mr. Klopp will receive a base salary of $600,000 per year, subject to possible increase by our board of directors. The agreement provides for annual performance compensation awards, pursuant to our amended and restated 2004 long-term incentive plan, referred to as the 2004 Plan, tied to the achievement of threshold, target or maximum performance criteria set by the compensation committee of the board each year after consultation with Mr. Klopp. Under these awards, Mr. Klopp can earn an annual cash bonus ranging from 100% of base salary at threshold performance to 200% of base salary at maximum performance, with a target of 150% of base salary at target performance. The agreement also provides for an annual performance compensation award of restricted shares ranging from $250,000 at threshold performance to $750,000 at maximum performance, with a target of $500,000 at target performance. The restricted share awards will be subject to further vesting: 50% of each award will vest in equal installments over the three year period from the date of issuance and 50% of each award will vest on the fourth anniversary from the date of issuance provided the total shareholder return during the vesting period is at least 13% per annum.

        Pursuant to the agreement, Mr. Klopp was granted, as of the effective date and pursuant to the 2004 Plan, an initial award of 218,818 restricted shares, 50% of which will be subject to time vesting in eight equal quarterly increments commencing on March 31, 2007 and 50% of which will be issued as a performance compensation award and will vest on December 31, 2008 if the total shareholder return, measured from January 1, 2004 through December 31, 2008, is at least 13% per annum. Mr. Klopp was also awarded, as of the effective date and pursuant to the 2004 Plan, a performance compensation award that provides for cash payments equal to 8% of the amount of cash we receive, if any, as incentive management fees from CT Mezzanine Partners III, Inc., known as Fund III, that vests 65% as of the end of Fund III's investment period and 35% on our receipt of incentive management fees from Fund III. The agreement provided for an additional performance compensation award on or before February 24, 2005 as determined by the compensation committee in its discretion with respect to up to an additional 10% of incentive management fees received from Fund III. On February 4, 2005, the compensation committee awarded Mr. Klopp a performance compensation award that provides for cash payments equal to 4% of the Fund III incentive management fees. The award vests 65% on the expiration of the Fund III investment period and 35% upon our receipt of the incentive management fees.

        We may terminate Mr. Klopp's employment upon his death, upon disability that has incapacitated him for 180 consecutive days, or for conduct defined as "cause" in the agreement. Mr. Klopp has the right to terminate the agreement for "good reason" as defined in the agreement, which includes the assignment of materially inconsistent duties, responsibilities and title and change in control. In the event of our termination of Mr. Klopp's employment without "cause" or by Mr. Klopp for "good reason," Mr. Klopp is entitled to certain post termination benefits, including: a lump sum cash payment equal to the greater of
(i) the sum of base salary and target performance bonuses for the balance of the term of the agreement assuming satisfaction of the performance criteria or (ii) twice current base salary and the highest annual cash bonus earned during the term of the agreement; the accelerated vesting in full of all annual restricted share grants made prior thereto and the initial restricted share grant; the accelerated granting and vesting in full of all incentive management fee performance compensation awards; vested options may be exercised for the later of one year following termination or the expiration of the options; and we shall pay medical insurance coverage premiums for the earlier of 18 months following termination or the date Mr. Klopp receives comparable coverage from another employer. If Mr. Klopp is terminated upon expiration of the agreement, he receives the same post termination benefits as though he were terminated for "cause" or resigned for "good reason," except he will be paid a lump sum cash payment equal to his base salary and earned unpaid bonus at target performance, and all awards previously granted will continue to vest for an additional year following termination. The agreement also provides specified benefits upon death or disability.

        Mr. Klopp's employment agreement contains provisions relating to non-competition during the term of employment, protection of our confidential information and intellectual property, and non-solicitation of our employees, which provisions extend for 24 months following termination in certain circumstances.



Stock Options and Long Term Incentive Plan

        No stock option grants were made to any named executive officer in 2004.

        The following table shows the 2004 year-end value of the stock options held by the named executive officers. None of the named executive officers exercised stock options during 2004.

                                   Year End 2004 Option/SAR Values


                           Number of Securities               Value of Unexercised
                          Underlying Unexercised          In-the-Money Options/SARs at
                         Options/SARs at Year End                 Year End (1)
                     --------------------------------  ----------------------------------

         Name            Exercisable    Unexercisable     Exercisable      Unexercisable
         ----            -----------    -------------     -----------      -------------
John R. Klopp              180,558         27,778          $2,161,554        $411,393

Stephen D. Plavin           50,001             --             385,508              --

Brian H. Oswald             35,002             --             409,257              --


----------------------------------

(1) Amounts shown reflect the excess of the market value of the underlying class A common stock at year end based upon the $30.71 per share closing price reported on the New York Stock Exchange on December 31, 2004 over the exercise prices for the stock options. The actual value, if any, an executive may realize is dependent upon the amount by which the market price of class A common stock exceeds the exercise price when the stock options are exercised.

        The following table provides information with respect to a long term incentive plan award made to three named executive officers in 2004.

                        Long Term Incentive Plans - Awards in Last Fiscal Year

                          Number of        Performance or
                           Shares,          Other Period
                            Units              Until
                           or Other         Maturation of            Estimated Future Payouts under
        Name                Rights             Payment                 Non-Stock Price-Based Plans
---------------------- -- ----------- -- ------------------ -- ------------- -------------- ------------
                                                               Threshold($)     Target($) Maximum($)
John R. Klopp             8.0% (1)             -- (2)             -- (3)          513,249        -- (3)

Stephen D. Plavin         4.0% (1)             -- (2)             -- (3)          256,625        -- (3)

Brian H. Oswald           0.8% (1)             -- (2)             -- (3)          51,325         -- (3)

John R. Klopp             10,941(4)      1/1/04 - 12/31/07        -- (4)          -- (4)         -- (4)

John R. Klopp             10,724(5)      1/1/05 - 12/31/08        -- (5)          -- (5)         -- (5)

Stephen D. Plavin         5,470 (6)      1/1/04 - 12/31/07        -- (6)          -- (6)         -- (6)

Brian H. Oswald           2,188 (7)      1/1/04 - 12/31/07        -- (7)          -- (7)         -- (7)


-----------------

(1) Represents rights to receive cash payments pursuant to incentive bonus agreements based on the distributions, if any, received by us from our incentive interest in CT Mezzanine Partners III, Inc., which we refer to as Fund III. During 2004, Messrs. Klopp, Plavin and Oswald were each granted a right to receive cash payments equal to the specified percentages of incentive distributions to be received by us from Fund III. These rights vest 65% upon the expiration of the investment period and 35% upon our receipt of incentive distributions from Fund III. Including these grants, incentive bonus agreements representing rights to receive cash payments equal to 17.8% of our total incentive distributions, if any, from Fund III have been granted to various employees. We intend to grant rights of up to 40% of our total incentive distributions to employees.

(2) The incentive bonus agreements do not provide for any specified time frame during which cash payments are to be made. Cash payments pursuant to incentive bonus agreements will be made when we receive incentive distributions, if any, from Fund III. We currently expect to receive incentive distributions from Fund III in 2008 and 2009.

(3) The incentive bonus agreements do not provide for minimum or maximum cash payments to the recipients. Cash payments will depend on the amount of incentive distributions, if any, we receive from Fund III. Our incentive distributions will depend on whether the investors in Fund III receive a return of 100% of their invested capital and a minimum return of 10% per annum on invested capital. The "Target" amounts shown in the table are based on numerous assumptions, including that all of Fund III's investments continue to perform and pay off in full by June 30, 2009. There can be no assurance that Fund III will perform in accordance with the foregoing assumptions and produce returns that will be sufficient to generate incentive distributions.

(4) Represents performance stock awarded to Mr. Klopp on January 26, 2004 which is subject to performance vesting if the specified total shareholder return is obtained for the entire four-year period ended December 31, 2007.

(5) Mr. Klopp was awarded a performance award on February 24, 2004 which, upon the attainment of 2004 annual performance measures, provided for, among other things, the initial vesting on February 4, 2005 of 21,448 shares of class A common stock, 50% of which is subject to further time vesting in one-third increments over a three-year period ended January 1, 2008 and 50% of which is subject to further performance vesting if the specified total shareholder return is obtained for the entire four-year period ended December 31, 2008. The 10,724 number in the table represents the number of shares of class A common stock subject to further performance vesting.

(6) Represents performance stock awarded to Mr. Plavin on January 26, 2004 which is subject to performance vesting if the specified total shareholder return is obtained for the entire four-year period ended December 31, 2007.

(7) Represents performance stock awarded to Mr. Oswald on January 26, 2004 which is subject to performance vesting if the specified total shareholder return is obtained for the entire four-year period ended December 31, 2007.



Equity Compensation Plan Information

        The following table provides information about the securities authorized for issuance under our equity compensation plans as of January 1, 2005:

                                                                                  Number of securities
                                 Number of securities                           remaining available for
                                  to be issued upon        Weighted-average      future issuance under
                               exercise of outstanding     exercise price of   equity compensation plans
                                options, warrants and    outstanding options,     (excluding securities
                                        rights            warrants and rights   reflected in column (a))
       Plan category                     (a)                     (b)                      (c)
------------------------------ -----------------------  ---------------------  -------------------------
Equity compensation plans               544,000                $20.91               1,308,602(1)
   approved by security
   holders
Equity compensation plans
   not approved by security
   holders(2)                             --                     --                      --

                                     ------------           ------------            ------------
Total                                   544,000                $20.91               1,308,602(1)


----------
(1) The number of securities remaining for future issuance in 2005 consists of 1,308,602 shares issuable under our amended and restated 2004 long-term incentive plan, second amended and restated 1997 long-term incentive stock plan and our amended and restated 1997 non-employee director stock plan, all of which were approved by our shareholders. Awards under the plans may include restricted stock, unrestricted stock, stock options, stock units, stock appreciation rights, performance shares, performance units, deferred share units or other equity-based awards, as the board of directors may determine.
(2) We have no equity compensation plans not approved by security holders.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act requires our officers and directors, and persons who own, or are part of a group that owns, more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and greater than ten percent shareholders are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.

        Based solely on our review of Forms 3, 4 and 5 and amendments thereto available to us and other information obtained from our directors and officers and certain 10% shareholders or otherwise available to us, except as described below, we believe that no director, officer or beneficial owner of more than 10% of our class A common stock failed to file on a timely basis reports required pursuant to Section 16(a) of the Securities Exchange Act with respect to 2004. Form 4s required to be filed in January 2004 by John R. Klopp, Stephen D. Plavin and Brian H. Oswald as a result of grants of restricted stock were filed later in March 2004. A Form 3 required to be filed in May 2004 by W. R. Berkley Corporation as a result of the acquisition of class A common stock was filed late in June 2004. A Form 4 required to be filed in July 2004 by General Motors Investment Management Corporation due to the acquisition of class A common stock as a result of the conversion of convertible trust preferred securities and subsequent sale of such class A common stock was filed late in October 2004. A Form 4 required to be filed in September 2004 by Vornado Realty, L.P. due to the acquisition of class A common stock as a result of the conversion of convertible trust preferred securities was filed late in October 2004.

Report on Executive Compensation*

Introduction

        Our compensation committee administers our compensation programs. Immediately following our 2004 annual meeting of shareholders, the compensation committee was reconstituted to operate under a new charter and the performance compensation committee was eliminated since its functions were assumed by the reconstituted and newly chartered compensation committee.

Compensation for 2004

        Our 2004 executive compensation program consisted of three elements: an annual base salary, annual bonus compensation and long-term incentive compensation.

        Mr. Klopp received a $600,000 annual salary as set forth in his employment agreement which was previously approved by the board of directors and the other executive officers also received their previously established or negotiated salaries. The compensation committee's goal was to provide competitive executive compensation packages as a means of retaining its executive officers. To that end and consistent with its prior practices, the committee strived to compensate executive officers with salaries commensurate with prevailing compensation practices in the financial services industry. Salaries vary according to the levels of responsibility undertaken by the executive officers.

        The compensation committee's goals with annual bonus and long-term incentive compensation was to focus executive behavior on the fulfillment of long-term and annual business objectives, and to create a sense of ownership in the company that causes executive decisions to be aligned with the best interests of our shareholders.

        For 2004, the board of directors articulated goals for our company. The board emphasized the amount of quarterly dividends declared, net growth in balance sheet assets and ongoing deployment of Fund III's equity through origination of new portfolio assets. The goals were included as the performance measures in Mr. Klopp's performance compensation award governing his annual bonus opportunity and performance stock opportunity. The committee compared the company's actual performance to the designated performance measures and determined that Mr. Klopp was entitled to a cash bonus of $1,000,000 and 21,448 shares of performance stock pursuant to the formula set forth in his performance award agreement, which stock is subject to further time and performance vesting. The committee awarded Mr. Klopp a discretionary bonus of $73,450 for overall leadership in achieving company goals.

        The compensation committee considered other executive officers' performance in achieving these goals in determining their annual bonuses which, consistent with the prevailing practices in the financial services industry, represents a substantial portion of their compensation.

        Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility in our tax return of compensation over $1 million to any of our executive officers unless, in general, the compensation is paid

----------
* The material in this report is not "solicitation material," is not deemed filed with the SEC, and is not incorporated by reference in any filing of the company under the Securities Act or the Securities Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

pursuant to a plan which is performance-related, and non-discretionary and has been approved by our shareholders. The performance compensation committee's policy with respect to Section 162(m) was to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing our executives with appropriate rewards for their performance. During 2004, we paid one of our executive officers approximately $193,975 aggregate cash compensation that was non-deductible pursuant to Section 162(m). In awarding the cash bonus that produced this non-deductible compensation expense, the compensation committee determined that the advantages to us of awarding the bonus compensation as a reward for the performance and contribution of the executive officer outweighed the loss of the tax deduction. The compensation committee will continue to consider on a case-by-case basis whether particular compensation awards and programs that do not satisfy the conditions of Section 162(m) outweigh the costs to us of the loss of the related tax deduction.

Compensation Committee

Joshua A. Polan
Lynne B. Sagalyn

Performance Graph*

        Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on shares of our class A common stock against (i) the cumulative total return of companies listed on the New York Stock Exchange, (ii) the cumulative total return of a peer group selected in the previous year by us (iStar Financial Inc., RAIT Investment Trust, Anthracite Capital Inc., Allied Capital Corp. and LNR Property Corp.), which we refer to as the Old Peer Group and (iii) the cumulative total return of a peer group newly selected by us (iStar Financial Inc., RAIT Investment Trust, Anthracite Capital Inc., Arbor Realty Trust, Gramercy Capital Corp., Newcastle Investment Corp. and NorthStar Realty Finance Corp.), which we refer to as the New Peer Group. We have selected the New Peer Group as a basis for comparison because we believe that, as a result of changes in our operations and the competitive environment, a comparison of shareholder returns to the returns of our newly selected peer group companies provides a more appropriate basis of comparison. The five-year period compared commences December 31, 1999 and ends December 31, 2004. This graph assumes that $100 was invested on January 1, 2000 in us and each of the market index and the peer group index, at the December 31, 1999 closing price, and that all cash distributions were reinvested. Our class A common stock price performance shown on the graph is not indicative of future price performance.


[GRAPHIC OMITTED]
                          1999      2000      2001      2002      2003     2004
CAPTITAL TRUST          100.00     98.76    115.20    106.00    159.18    230.18
NYSE MARKET INDEX       100.00    102.38     93.26     76.18     98.69    111.45
OLD PEER GROUP INDEX    100.00    125.11    175.12    192.04    271.05    310.87
NEW PEER GROUP INDEX    100.00    132.61    188.13    231.45    341.47    428.35


----------
        * The price performance comparison information in the table is not "solicitation material," is not deemed filed with the SEC, and is not incorporated by reference in any filing of the company under the Securities Act or the Securities Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth as of April 28, 2005, certain information with respect to the beneficial ownership of our class A common stock, by:

        o each person known to us to be the beneficial owner of more than 5% of our outstanding class A common stock,

        o each director, director nominee and named executive officer currently employed by us, and

        o      all of our directors and executive officers as a group.

        Such information (other than with respect to our directors and executive officers) is based on a review of statements filed with the SEC pursuant to Sections 13(d), 13(f) and 13(g) of the Securities Exchange Act of 1934 with respect to our class A common stock.

                                              Number of Shares
                                                Beneficially        Percent of
   Name of Beneficial Owner                      Owned (1)            Class
   ----------------------------------       --------------------  --------------

   Veqtor Finance Company, L.L.C. (2)           897,429                5.9%
   Vornado Realty, L.P. (3)                   1,424,474                8.6
   W. R. Berkley Corporation                  2,000,000               13.2
   Thomas E. Dobrowski                               --(4)            --
   Martin L. Edelman                             40,219(5)             *
   Craig M. Hatkoff                             671,230(6)(7)          4.4
   Edward S. Hyman                                   --               --
   John R. Klopp                              1,103,490(6)(7)          7.2
   Henry N. Nassau                               13,764(8)             *
   Brian H. Oswald                               58,585(9)             *
   Stephen D. Plavin                            184,792(9)             1.2
   Joshua A. Polan                                   --(10)           --
   Lynne B. Sagalyn                              23,552(5)             *
   Samuel Zell                                   80,218(5)(11)         *
   All executive officers and directors       2,200,617               14.1
      as a group (11 persons)

----------
*       Represents less than 1%.
(1) The number of shares are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.
(2) Zell General Partnership, Inc. is the sole managing member of Veqtor Finance Company, L.L.C. The sole shareholder of Zell General Partnership is the Sam Investment Trust, a trust established for the benefit of the family of Samuel Zell. Chai Trust Company, L.L.C. serves as trustee of the Sam Investment Trust. Mr. Zell is not an officer or director of Chai Trust Company and does not have voting or dispositive power over such shares. Veqtor Finance Company, L.L.C. is located at c/o Equity Group Investments, L.L.C., Two North Riverside Plaza, Chicago, Illinois 60606.

(3) Beneficial ownership information is based on a statement filed pursuant to Section13(d) of the Securities Exchange Act of 1934 by Vornado Realty, L.P. The address of Vornado Realty is c/o Vornado Realty Trust, Park 80 West, Plaza II, Saddle Brook, New Jersey 07663.
(4) Does not include the shares that may be deemed beneficially owned by General Motors Investment Management Corporation, as to which Mr. Dobrowski disclaims beneficial ownership.
(5) In the case of Mr. Zell, Mr. Edelman and Dr. Sagalyn, includes 15,218 shares obtainable by each upon conversion of vested stock units. In the case of Mr. Zell, Mr. Edelman and Dr. Sagalyn, includes 40,000, 25,001 and 8,334 shares issuable upon the exercise of vested stock options.
(6) Includes, in the case of Mr. Hatkoff, the 610,044 shares owned by CMH Investment Partnership LP, a family partnership for which Mr. Hatkoff serves as a general partner. Includes, in the case of Mr. Klopp, 600,044 shares owned by JRK Investment Partnership LP, a family partnership for which Mr. Klopp serves as general partner.
(7) Includes 208,336 and 47,223 shares issuable upon the exercise of vested stock options held by each of Messrs. Klopp and Hatkoff. Includes 258,501 shares for Mr. Klopp that are the subject of restricted stock awards for which he retains voting rights. Includes for Mr. Hatkoff 7,963 shares that may be obtained upon conversion of vested stock units.
(8) Includes 2,564 shares obtainable upon conversion of vested stock units. Includes 400 shares held by members of Mr. Nassau's family, as to which Mr. Nassau disclaims beneficial ownership except to the extent of his pecuniary interest therein.
(9) Includes 35,002 and 50,001 shares issuable upon the exercise of vested stock options held by Mr. Oswald and Mr. Plavin, respectively. Includes 7,559 and 26,302 shares for Mr. Oswald and Mr. Plavin, respectively, that are the subject of restricted stock awards for which they retain voting rights.
(10) Does not include the shares owned by W. R. Berkley Corporation, as to which Mr. Polan disclaims beneficial ownership.
(11) Does not include the shares that may be deemed beneficially owned by Equity Office Properties Trust, as to which Mr. Zell disclaims beneficial ownership. 25,000 of such shares are held by Samstock, L.L.C. The sole member of Samstock is SZ Investments, L.L.C. The managing member of SZ Investments is Zell General Partnership, Inc. Sam Investment Trust is the sole stockholder of Zell General Partnership, and Chai Trust Company is the trustee of the Sam Investment Trust. Mr. Zell is not an officer or director of Chai Trust Company and does not have voting or dispositive power over such shares. Mr. Zell disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. 10,000 of such shares are owned by the Helen Zell Revocable Trust, the trustee of which is Helen Zell, Mr. Zell's spouse. Mr. Zell does not have a pecuniary interest in such shares.

Certain Relationships and Related Transactions

   Arrangement with Equity Risk Services, Inc.

        We pay Equity Risk Services, Inc., a subsidiary of Equity Office Properties Trust, of which Samuel Zell, the chairman of our board of directors, is the chairman of its board of trustees, for certain services provided to us. These services include consulting on insurance matters. During the year ended December 31, 2004, we incurred $49,000 of expenses in connection with these services.

   Relationship with Martin L. Edelman

        Martin L. Edelman, a director, is of counsel to Paul, Hastings, Janofsky & Walker LLP, a law firm that provides us with ongoing legal representation with respect to various matters.

  Consulting Agreement with Craig M. Hatkoff

        Craig M. Hatkoff, a director, is a party to a consulting services agreement with our wholly owned subsidiary, CT Investment Management Co., LLC, that extends to June 2005, and pursuant to which he provides services as requested by our chief executive officer and serves on the management committee or board of the two private equity funds that we manage. Mr. Hatkoff was paid $120,000 in 2004 pursuant to the agreement.

   Relationship with Global Realty Outsourcing, Inc.

        We pay Global Realty Outsourcing, Inc., a company in which we have an equity investment and on whose board of directors John R. Klopp, our chief executive officer, serves, for consulting services relating to monitoring assets and evaluating potential investments. During the 2004 fiscal year, we incurred $568,000 of expenses in connection with these services.

   Investments by trusts established for the benefit of Samuel Zell in our funds

        Trusts established for the benefit of Mr. Zell and members of his family indirectly invested on the same terms available to third party investors in CT Mezzanine Partners II LP and CT Mezzanine Partners III, Inc., two private equity funds which we currently manage, pursuant to which capital commitments and capital contributions have been made, and from which income has been received, since 2001.

            We believe that the terms of the foregoing transactions are no less favorable than could be obtained by us from unrelated parties on an arm's-length basis.

               PROPOSAL 2 -- RATIFICATION OF INDEPENDENT AUDITORS

Description of Proposal

        Our board of directors has appointed Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2005, and has further directed that the appointment of such accountants be submitted for ratification by the shareholders at the annual meeting. We have been advised by Ernst & Young LLP that neither that firm nor any of its associates has any relationship with us or our subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Ernst & Young LLP will have a representative at the annual meeting who will have an opportunity to make a statement, if he or she so desires, and who will be available to respond to appropriate questions.

        Shareholder ratification of the appointment of Ernst & Young LLP as our independent auditors is not required by our charter or otherwise. However, our board of directors is submitting the appointment of Ernst & Young LLP to the shareholders for ratification as a matter of what it considers to be good corporate practice. Even if the appointment is ratified, our board of directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the board determines that such a change would be in our and our shareholders' best interests.

Principal Accounting Firm Fees

        Aggregate fees we were billed for the fiscal years ended December 31, 2004 and 2003 by our principal accounting firm, Ernst & Young LLP are as follows:

                                        Fiscal Year Ended
                                           December 31,
                                       2004           2003
                                       ----           ----
Audit fees (a) .................... $  830,865     $  232,234

Audit-related fees (b).............    225,000        256,368
                                    ----------     ----------

Total audit and audit-related
  fees.............................  1,055,865        488,602

Tax fees (c).......................    324,350        384,356

All other fees ....................       --             --
                                    ----------     ----------

Total.............................. $1,380,215     $  872,958
                                    ==========     ==========

-------------------------
(a) Audit fees include amounts billed to us related to annual financial statement audit work, quarterly financial statement reviews and comfort letters on and review of SEC registration statements. Approximately $350,000 of the audit fees incurred in 2004 represent recurring and nonrecurring services associated with the Sarbanes-Oxley Section 404 internal control audit.
(b) The audit-related fees include principally amounts billed to us related to the audit of Fund II and Fund III.
(c) Tax fees include amounts billed to us primarily for tax planning and consulting, tax compliance and preparation and review of federal, state and local tax returns and tax fees related to REIT tax matters. Tax fees also include amounts billed to us related to tax return preparation for Fund II and Fund III for which we are reimbursed by the funds.

        The audit committee of the board of directors was advised of the services provided by Ernst & Young LLP that are unrelated to the audit of the annual fiscal year end financial statements and the review of interim financial statements and has considered whether the provision of such services is compatible with maintaining Ernst & Young LLP's independence as our independent auditor.

Audit Committee Pre-Approval Policy

        In accordance with our audit committee pre-approval policy, all audit and non-audit services performed for us by our independent accountants were pre-approved by the audit committee of our board of directors, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing functions.

        The pre-approval policy provides for categorical pre-approval of specified audit and permissible non-audit services and requires the specific pre-approval by the audit committee, prior to engagement, of such services, other than audit services covered by the annual engagement letter, that are individually estimated to result in an amount of fees that exceed $50,000. In addition, services to be provided by the independent accountants that are not within the category of pre-approved services must be approved by the audit committee prior to engagement, regardless of the service being requested or the dollar amount involved.

        Requests or applications for services that require specific separate approval by the audit committee are required to be submitted to the audit committee by both management and the independent accountants, and must include a detailed description of the services to be provided and a joint statement confirming that the provision of the proposed services does not impair the independence of the independent accountants.

        The audit committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the audit committee at its next scheduled meeting. The audit committee does not delegate to management its responsibilities to pre-approve services to be performed by the independent accountants.

Vote Required; Recommendation

        The affirmative vote of a majority of the votes cast at the annual meeting is required to ratify the appointment of Ernst & Young LLP as our independent auditors. Our board of directors unanimously recommends that you vote for the ratification of Ernst & Young LLP as our independent auditors.

                                  ANNUAL REPORT

        Our annual report to shareholders is being concurrently distributed to shareholders herewith.

                                  OTHER MATTERS

        Our management does not know of any other matters to come before the annual meeting. If, however, any other matters do come before the annual meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters.

                              SHAREHOLDER PROPOSALS

        If you wish to submit a shareholder proposal pursuant to Rule 14a-8 under the Securities Exchange Act for inclusion in our proxy statement and proxy card for our 2006 annual meeting of shareholders, you must submit the proposal to our secretary no later than December 30, 2005. In addition, if you desire to bring business (including director nominations) before our 2006 annual meeting, you must comply with our bylaws, which currently require that you provide written notice of such business to our secretary no earlier than March 16, 2006 and no later than April 15, 2006. For additional requirements, shareholders should refer to our bylaws, article II, section 12, "Nominations and Proposals by Stockholders," a current copy of which may be obtained from our secretary. If we do not receive timely notice pursuant to our bylaws, any proposal may be excluded from consideration at the meeting, regardless of any earlier notice provided in accordance with Rule 14a-8.

                               CAPITAL TRUST, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CAPITAL TRUST, INC. FOR THE 2005 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 14, 2005.

         The undersigned, as a holder of class A common stock, par value $.01 per share ("Class A Common Stock"), of Capital Trust, Inc., a Maryland corporation (the "Company"), hereby appoints John R. Klopp and Brian H. Oswald, and each of them, with full power of substitution, as proxies to vote all shares of Class A Common Stock which the undersigned is entitled to vote through the execution of a proxy with respect to the 2005 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022, on Tuesday, June 14, 2005 at 10:00 a.m., local time, or any adjournment or postponement thereof, and authorizes and instructs said proxies to vote in the manner directed below.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS VOTES "FOR" EACH OF THE
FOLLOWING

1.      Election of directors.

                    FOR      WITHHELD      Nominees:     Samuel Zell
                    |_|       |_|
                                                         Thomas E. Dobrowski
                                                         Martin L. Edelman
                                                         Craig M. Hatkoff
                                                         Edward S. Hyman
                                                         John R. Klopp
                                                         Henry N. Nassau
                                                         Joshua A. Polan
                                                         Lynne B. Sagalyn

For, except vote withheld for the following nominee(s):


-------------------------------------------

2. On the proposal to ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 2005.

(check one box)     |_| For   |_| Against  |_| Abstain


-------------------------------------------

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting, or any adjournment or postponement thereof, or upon matters incident to the conduct of the Annual Meeting.

You may revoke or change your proxy at any time prior to its use at the Annual Meeting by giving the Company written direction to revoke it, by giving the Company a new proxy or by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not by itself revoke a proxy given by you. Written notice of revocation or subsequent proxy should be sent to Capital Trust, Inc. c/o American Stock Transfer & Trust Company, 6201 Fifteenth Avenue, Brooklyn, New York 11219, Attention: Paula Caroppoli, or hand-delivered to Capital Trust, Inc. c/o American Stock Transfer & Trust Company, so as to be delivered at or before the taking of the vote at the Annual Meeting.

(Continued and to be signed on the reverse side)

Returned proxy cards will be voted (1) as specified on the matters listed above;
(2) in accordance with the Board of Directors' recommendations where no specification is made; and (3) in accordance with the judgment of the proxies on any other matters that may properly come before the meeting. Please mark your
choice like this:       x

The shares represented by this Proxy will be voted in the manner directed and, if no instructions to the contrary are indicated, will be voted FOR the election of the named nominees and approval of the other proposal set forth above.

The undersigned hereby acknowledges receipt of the notice of the Annual Meeting and the proxy statement furnished therewith.

Print and sign your name below exactly as it appears hereon and date this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Joint owners should each sign. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

                                   Date:                              , 2005
                                          ----------------------------


                                   -------------------------------------
                                   Signature (title, if any)


                                   --------------------------------------
                                   Signature, if held jointly





PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TODAY. YOU MAY REVOKE THIS PROXY IN THE MANNER DESCRIBED ABOVE AT ANY TIME PRIOR TO THE TAKING OF A VOTE ON THE MATTERS DESCRIBED HEREIN.